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EXHIBIT 21

                           CONSULIER ENGINEERING, INC.

                       LIST OF SUBSIDIARIES OF REGISTRANT

                                  State of
Subsidiary                       Incorporation                 Names
----------                       -------------                 -----

Southeast Automotive                Florida                  Southeast
  Acquisition                                             Southeast Tools
  Corporation

Consulier Business                  Florida                     None
  Services, Inc.

C-6 Products, Inc.                  Florida                     None
























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